Exhibit 99.1

Kellogg Company News
For release:	August 4, 2015
Analyst Contact:	Simon Burton, CFA	(269) 961-6636
Media Contact:	Kris Charles	(269) 961-3799

KELLOGG COMPANY REPORTS SECOND QUARTER 2015 RESULTS,

REAFFIRMS FULL-YEAR CURRENCY-NEUTRAL COMPARABLE GUIDANCE

•	Improvement in total U.S. Cereal category sales and Kellogg’s U.S. Cereal share trends in the second quarter.

•	Good sales growth in Asia, Latin America, and some North American businesses.

•	On-track to meet expectations for the full year; building momentum through the year.

•	Kellogg expects to achieve its long-term targets for currency-neutral comparable sales and operating profit growth in 2016.

BATTLE CREEK, Mich. – Kellogg Company (NYSE: K) today announced second-quarter results; earnings per share were in-line with the company’s expectations. The Asian, Latin American, and European Snack businesses posted currency-neutral comparable net sales growth and the North American business benefited from improving trends.

“We were pleased that results in the second quarter were as we expected. We’ve seen good growth in the Asian and Latin American businesses, growth in the European Snacks business, and

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improving trends in the North American business,” said John Bryant, Kellogg Company’s chairman and chief executive officer. “After a difficult 2014, we continue to build momentum in 2015 and are on-track to achieve our long-term-growth targets for currency-neutral comparable sales and operating profit in 2016.”

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	July 4, 2015	June 28, 2014	% Change	July 4, 2015	June 28, 2014	% Change

Reported Net Sales	$3,498	$3,685	-5.1%	$7,054	$7,427	-5.0%
Comparable Net Sales *	$3,483	$3,682	-5.4%	$7,036	$7,422	-5.2%
Currency-Neutral Comparable Net Sales *	$3,685	$3,682	0.1%	$7,414	$7,422	-0.1%

Reported Operating Profit	$412	$467	-11.6%	$796	$1,081	-26.3%
Comparable Operating Profit *	$507	$567	-10.5%	$1,034	$1,126	-8.2%
Currency-Neutral Comparable Operating Profit *	$529	$567	-6.8%	$1,077	$1,126	-4.4%

Reported Net Income (Loss) Attributable to Kellogg Company	$223	$295	-24.6%	$450	$701	-35.9%
Comparable Net Income (Loss) Attributable to Kellogg Company *	$326	$368	-11.6%	$677	$735	-8.0%
Currency-Neutral Comparable Net Income (Loss) Attributable to Kellogg Company *	$344	$368	-6.5%	$714	$735	-2.8%

Reported Diluted Earnings Per Share	$0.63	$0.82	-23.2%	$1.26	$1.94	-35.1%
Comparable Diluted Earnings Per Share *	$0.92	$1.02	-9.8%	$1.90	$2.03	-6.4%
Currency-Neutral Comparable Diluted Earnings Per Share *	$0.97	$1.02	-4.9%	$2.01	$2.03	-1.0%

*	Non-GAAP financial measures. See the tables herein for important information regarding these measures and a full reconciliation to the most comparable GAAP measure.

Second-quarter 2015 reported net sales decreased by 5.1 percent to $3.5 billion, largely as the result of currency translation. Currency-neutral comparable net sales increased by 0.1 percent in the second quarter; sales increased in the Latin American and Asia Pacific regions and in the Frozen Foods and Canadian businesses in North America. Second quarter 2015 reported operating profit was $412 million, a decline of 11.6 percent; this decrease was driven primarily by up-front costs associated with Project K, a remeasurement of the Venezuelan business at the SIMADI rate of 198 Venezuelan bolivars per U.S. dollar (see Exhibit 9), and foreign-currency exchange. Currency-neutral comparable operating profit declined by 6.8 percent due to higher distribution costs, costs associated with the timing of production, and the resetting of incentive compensation.

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Reported earnings for the second quarter of 2015 were $223 million, or $0.63 per share, a decrease of 23 percent from the $0.82 per share reported in the second quarter of last year. This quarter’s reported earnings per share included negative impacts from the remeasurement of the Venezuelan business of $0.37 per share, costs associated with the Project K efficiency and effectiveness program of $0.18 per share and $0.01 per share of integration costs related to the acquisition of Pringles and Bisco Misr. In addition, reported results included a benefit of $0.06 per share from mark-to-market and a benefit of $0.21 per share from the deconsolidation of a variable interest entity (see Exhibit 15). Excluding all of these items, comparable second-quarter 2015 earnings were $0.92 per share. This result included a negative impact of $0.05 per share from currency translation; currency-neutral comparable earnings per share were $0.97 per share.

Reconciliation of Reported to Currency-Neutral Comparable Earnings Per Share
Second Quarter 2015 ($)

Reported EPS	0.63
Mark-to-Market	0.06
Project K	(0.18)
Integration	(0.01)
Deconsolidation - Variable Interest Entity	0.21
53rd Week	—
Remeasurement of Venezuelan Business	(0.37)

Comparable EPS	0.92
Foreign Exchange	(0.05)

Currency-Neutral
Comparable* EPS	0.97

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North America

Net sales posted by Kellogg North America were $2.3 billion in the second quarter, a reported decrease of 2.8 percent; currency-neutral comparable net sales decreased by 1.8 percent. The U.S. Morning Foods segment posted a currency-neutral comparable net sales decline of 2.3 percent, although trends in the cereal business continued to improve. Currency-neutral comparable net sales in the U.S. Snacks segment decreased by 1.8 percent. The U.S. Specialty Channels segment posted a 1.2 percent decline in currency-neutral comparable net sales in the quarter. The North America Other segment, which is composed of the U.S. Frozen Foods, Kashi, and Canadian businesses, posted a 1.3 percent decrease in currency-neutral comparable net sales. Reported operating profit in North America decreased by 2.5 percent; currency-neutral comparable operating profit declined by 12.7 percent, due to lower sales, higher distribution costs, costs associated with the timing of production, and the resetting of incentive compensation.

International

Reported net sales decreased by 15.3 percent in Europe in the quarter. Currency-neutral comparable net sales decreased by 2.5 percent; the Pringles business posted good rates of growth. In Latin America, reported net sales increased by 2.5 percent; currency-neutral comparable net sales increased by 14.5 percent, including good rates of growth across much of the region. Reported net sales in Asia Pacific decreased by 5.2 percent; currency-neutral comparable net sales increased by 6.8 percent due to strong growth in the Asian businesses.

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Interest and Tax

Kellogg’s interest expense was $58 million in the second quarter. The comparable effective tax rate* in the second quarter of 2015 was 26.9 percent, lower than last year due to tax-planning initiatives.

Cash flow

Cash flow,* a non-GAAP measure defined as cash from operating activities less capital expenditures, was $323 million for the first half of the year. The year-over-year change was due to earnings results, core working capital changes, and increased cash costs associated with Project K. The company continues to expect that cash flow for the full year will be approximately $1.0 billion.

Kellogg Reaffirms Full-Year Currency-Neutral Comparable 2015 Guidance

The company reaffirmed previous guidance for currency-neutral comparable net sales, operating profit, and earnings per share in 2015; the company also reaffirmed guidance for full-year cash flow. Currency-neutral comparable net sales are expected to remain approximately unchanged year-over-year. Kellogg expects full-year 2015 currency-neutral comparable operating profit to decrease at a rate between two and four percent. Full-year 2015 currency-neutral comparable earnings per share are anticipated to be in a range between two percent lower and approximately unchanged. The estimates for currency-neutral comparable operating profit and currency-neutral comparable earnings per share include a negative impact of between three and four percentage points from the rebasing of incentive compensation for 2015. Guidance for both operating profit and earnings per share excludes the impact of mark-to-market adjustments, 2014’s 53rd week, integration costs, costs related to Project K, acquisitions, dispositions, foreign-currency translation,

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remeasurement of the Venezuelan business, and other items that could affect comparability. Cash flow is expected to be approximately $1.0 billion, which includes the impact of the cash required by Project K.

In addition, Kellogg Company announced that due to continued strong productivity, progress with Project K and zero-based budgeting, and the year-over-year sales momentum seen in 2015, it expects that it will achieve its long-term targets for currency-neutral comparable net sales and operating profit growth in 2016.

Conference Call / Webcast

Kellogg will host a conference call to discuss these results on Tuesday, August 4th, 2015 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be broadcast live over the Internet at http://investor.kelloggs.com. Analysts and institutional investors may participate in the Q&A session by dialing (855) 209-8258 in the U.S., and (412) 542-4104 outside of the U.S. Members of the media and the public are invited to attend in a listen-only mode. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company

At Kellogg Company (NYSE: K), we are driven to enrich and delight the world through foods and brands that matter. With 2014 sales of approximately $14.6 billion, Kellogg is the world’s leading cereal company; second largest producer of cookies and crackers; a leading producer of savory snacks; and a leading North American frozen foods company. Every day, our well-loved brands nourish families so they can flourish and thrive. These brands include Kellogg’s®, Keebler®, Special K®, Pringles®, Kellogg’s Frosted Flakes®, Pop-Tarts®, Kellogg’s

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Corn Flakes®, Rice Krispies®, Kashi®, Cheez-It®, Eggo®, Coco Pops®, Mini-Wheats®, and many more. To learn more about our responsible business leadership, foods that delight and how we strive to make a difference in our communities around the world, visit www.kelloggcompany.com.

Use of Non-GAAP Financial Measures

Certain financial measures have been provided on a non-GAAP (Generally Accepted Accounting Principles) basis. Management believes the use of such non-GAAP measures provides increased transparency and assists investors in understanding the underlying operating performance of the company and its segments and in the analysis of ongoing operating trends. All non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures in the attachments provided with the release.

Forward-Looking Statements Disclosure

This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s efficiency-and-effectiveness program (Project K), the integration of acquired businesses, the Company’s strategy, zero-based budgeting, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, ROIC, working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning.

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The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of factors, including the ability to implement Project K as planned, whether the expected amount of costs associated with Project K will differ from forecasts, whether the Company will be able to realize the anticipated benefits from Project K in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions; the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the success of productivity improvements and business transitions; commodity and energy prices; labor costs; disruptions or inefficiencies in supply chain; the availability of and interest rates on short-term and long-term financing; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs; changes in consumer behavior and preferences; the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability; legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations; the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

[Kellogg Company Financial News]

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Net sales	$3,498	$3,685	$7,054	$7,427

Cost of goods sold	2,257	2,274	4,568	4,512
Selling, general and administrative expense	829	944	1,690	1,834

Operating profit	412	467	796	1,081

Interest expense	58	50	112	102
Other income (expense), net	(46)	3	(72)	13

Income before income taxes	308	420	612	992
Income taxes	85	122	161	287
Earnings (loss) from joint ventures	(1)	(3)	(2)	(4)

Net income	$222	$295	$449	$701

Net income (loss) attributable to noncontrolling interests	(1)	—	(1)	—

Net income attributable to Kellogg Company	$223	$295	$450	$701

Per share amounts:
Basic	$.63	$.82	$1.27	$1.95
Diluted	$.63	$.82	$1.26	$1.94

Dividends per share	$.49	$.46	$.98	$.92

Average shares outstanding:
Basic	353	359	354	360

Diluted	355	362	356	362

Actual shares outstanding at period end			353	360

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Kellogg Company and Subsidiaries

SELECTED OPERATING SEGMENT DATA

(millions)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Net sales
U.S. Morning Foods	$742	$759	$1,518	$1,558
U.S. Snacks	835	851	1,689	1,715
U.S. Specialty	270	276	631	648
North America Other	439	464	872	946
Europe	650	767	1,257	1,472
Latin America	328	320	623	598
Asia Pacific	234	248	464	490

Consolidated	$3,498	$3,685	$7,054	$7,427

Operating profit
U.S. Morning Foods	$131	$137	$258	$263
U.S. Snacks	160	124	240	210
U.S. Specialty	59	63	137	150
North America Other	37	74	96	157
Europe	57	50	118	115
Latin America	(56)	47	(5)	95
Asia Pacific	10	5	22	21

Total Reportable Segments	398	500	866	1,011
Corporate	14	(33)	(70)	70

Consolidated	$412	$467	$796	$1,081

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Kellogg Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

(millions)

	Year-to-date period ended
(unaudited)	July 4, 2015	June 28, 2014

Operating activities
Net income	$449	$701
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	269	235
Postretirement benefit plan expense (benefit)	(41)	(45)
Deferred income taxes	(11)	18
Venezuela remeasurement	152	—
VIE deconsolidation	(49)	—
Other	56	18
Postretirement benefit plan contributions	(17)	(37)
Changes in operating assets and liabilities, net of acquisitions	(267)	(236)

Net cash provided by (used in) operating activities	541	654

Investing activities
Additions to properties	(218)	(226)
Acquisitions, net of cash acquired	(117)	—
Other	42	—

Net cash provided by (used in) investing activities	(293)	(226)

Financing activities
Net issuances (reductions) of notes payable	114	118
Issuances of long-term debt	672	952
Reductions of long-term debt	(606)	(957)
Net issuances of common stock	90	133
Common stock repurchases	(285)	(329)
Cash dividends	(347)	(331)
Other	5	6

Net cash provided by (used in) financing activities	(357)	(408)

Effect of exchange rate changes on cash and cash equivalents	(40)	(3)

Increase (decrease) in cash and cash equivalents	(149)	17

Cash and cash equivalents at beginning of period	443	273

Cash and cash equivalents at end of period	$294	$290

Supplemental financial data:

Net cash provided by (used in) operating activities	$541	$654

Additions to properties	(218)	(226)

Cash Flow (operating cash flow less property additions) (a)	$323	$428

(a)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

(millions, except per share data)

	July 4, 2015 (unaudited)	January 3, 2015 *

Current assets
Cash and cash equivalents	$294	$443
Accounts receivable, net	1,420	1,276
Inventories:
Raw materials and supplies	318	327
Finished goods and materials in process	893	952
Deferred income taxes	161	184
Other prepaid assets	240	158

Total current assets	3,326	3,340

Property, net of accumulated depreciation of $5,585 and $5,526	3,624	3,769
Goodwill	4,978	4,971
Other intangibles, net of accumulated amortization of $43 and $43	2,266	2,295
Pension	279	250
Other assets	489	528

Total assets	$14,962	$15,153

Current liabilities
Current maturities of long-term debt	$754	$607
Notes payable	939	828
Accounts payable	1,591	1,528
Accrued advertising and promotion	470	446
Accrued income taxes	15	39
Accrued salaries and wages	245	320
Other current liabilities	505	596

Total current liabilities	4,519	4,364

Long-term debt	5,800	5,935
Deferred income taxes	747	726
Pension liability	728	777
Nonpension postretirement benefits	69	82
Other liabilities	425	418

Commitments and contingencies

Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	704	678
Retained earnings	6,789	6,689
Treasury stock, at cost	(3,665)	(3,470)
Accumulated other comprehensive income (loss)	(1,281)	(1,213)

Total Kellogg Company equity	2,652	2,789

Noncontrolling interests	22	62

Total equity	2,674	2,851

Total liabilities and equity	$14,962	$15,153

*	Condensed from audited financial statements.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Second Quarter of 2015 versus 2014

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2015 net sales	$742	$835	$270	$439	$2,286	$650	$328	$234	$0	$3,498

2014 net sales	$759	$851	$276	$464	$2,350	$767	$320	$248	$0	$3,685

% change - 2015 vs. 2014:
As Reported	-2.3%	-1.8%	-2.4%	-5.5%	-2.8%	-15.3%	2.5%	-5.2%	0.0%	-5.1%
Project K (b)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.2%	0.0%	0.0%	0.0%
Acquisitions/divestitures (e)	0.0%	0.0%	-1.2%	0.0%	-0.2%	2.0%	0.0%	0.0%	0.0%	0.3%
Comparable growth (g)	-2.3%	-1.8%	-1.2%	-5.5%	-2.6%	-17.3%	2.3%	-5.2%	0.0%	-5.4%
Foreign currency impact	0.0%	0.0%	0.0%	-4.2%	-0.8%	-14.8%	-12.2%	-12.0%	0.0%	-5.5%
Currency-Neutral Comparable growth (h)	-2.3%	-1.8%	-1.2%	-1.3%	-1.8%	-2.5%	14.5%	6.8%	0.0%	0.1%

Volume (tonnage) (i)					-0.9%	-2.4%	1.1%	9.4%	0.0%	-0.4%
Pricing/mix					-0.9%	-0.1%	13.4%	-2.6%	0.0%	0.5%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2015 operating profit	$131	$160	$59	$37	$387	$57	($56)	$10	$14	$412

2014 operating profit	$137	$124	$63	$74	$398	$50	$47	$5	($33)	$467

% change - 2015 vs. 2014:
As Reported	-3.6%	29.6%	-5.9%	-51.6%	-2.5%	13.7%	-219.3%	147.2%	145.8%	-11.6%
Mark-to-market (a)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	163.2%	9.9%
Project K (b)	1.7%	-3.8%	-0.6%	-25.4%	-4.9%	8.5%	-4.6%	101.1%	4115.3%	-5.1%
VIE deconsolidation (c)	0.0%	52.1%	0.0%	0.0%	15.7%	0.0%	0.0%	0.0%	0.0%	11.9%
Integration impact (d)	0.0%	0.0%	0.0%	0.0%	0.0%	7.7%	-0.9%	-9.5%	-68.3%	0.0%
Acquisitions/divestitures (e)	0.0%	0.0%	0.0%	0.0%	0.0%	1.5%	0.0%	0.0%	0.0%	0.3%
Venezuela remeasurement (f)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-212.0%	0.0%	-677.8%	-18.1%

Comparable growth (g)	-5.3%	-18.7%	-5.3%	-26.2%	-13.3%	-4.0%	-1.8%	55.6%	-3386.6%	-10.5%
Foreign currency impact	0.2%	0.0%	0.0%	-3.8%	-0.6%	-9.6%	-10.7%	-20.4%	-1860.7%	-3.7%

Currency-Neutral Comparable growth (h)	-5.5%	-18.7%	-5.3%	-22.4%	-12.7%	5.6%	8.9%	76.0%	-1525.9%	-6.8%

(a)	Includes mark-to-market adjustments for pension plans, commodity contracts and certain foreign currency contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014 and 2013. The amounts capitalized at the end of 2014 and 2013 have been recognized in the first quarter of 2015 and 2014, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	In connection with the deconsolidation of a VIE in the second quarter of 2015, we re-allocated the goodwill associated with the U.S. Snacks segment and the VIE on a relative fair value basis, resulting in a $67 million non-cash gain.
(d)	Includes impact of integration costs associated with the Bisco Misr and Pringles acquisitions.
(e)	Includes impact of Bisco Misr acquisition during second quarter of 2015 and the 2014 divestiture of Loma Linda.
(f)	Venezuela remeasurement includes the impact of remeasuring bolivar-denominated balances as of quarter end at the SIMADI rate of 198.4 bolivars to the US dollar. The income statement for this business was translated at the CENCOEX rate of 6.3 bolivars to the U.S. dollar through the end of the second quarter. Beginning in the third quarter of 2015, all operating results and balance sheet values will be translated using the SIMADI rate.
(g)	Comparable net sales growth and comparable operating profit growth are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(h)	Currency-Neutral Comparable Net Sales growth and Currency Neutral Comparable Operating Profit growth are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance. We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.
(i)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.

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Kellogg Company and Subsidiaries

Analysis of net sales and operating profit performance

Year-to-date 2015 versus 2014

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2015 net sales	$1,518	$1,689	$631	$872	$4,710	$1,257	$623	$464	$0	$7,054

2014 net sales	$1,558	$1,715	$648	$946	$4,867	$1,472	$598	$490	$0	$7,427

% change - 2015 vs. 2014:
As Reported	-2.6%	-1.5%	-2.7%	-7.9%	-3.2%	-14.6%	4.3%	-5.2%	0.0%	-5.0%
Project K (b)	0.0%	0.0%	0.0%	-0.2%	0.0%	0.0%	0.1%	0.0%	0.0%	0.0%
Acquisitions/divestitures (e)	0.0%	0.0%	-0.7%	0.0%	-0.1%	1.5%	0.0%	0.0%	0.0%	0.2%
Differences in shipping days	0.0%	0.0%	0.0%	0.0%	0.0%	-0.2%	0.0%	0.0%	0.0%	0.0%
Comparable growth (g)	-2.6%	-1.5%	-2.0%	-7.7%	-3.1%	-15.9%	4.2%	-5.2%	0.0%	-5.2%
Foreign currency impact	0.0%	0.0%	0.0%	-4.0%	-0.8%	-15.1%	-10.9%	-10.6%	0.0%	-5.1%
Currency-Neutral Comparable growth (h)	-2.6%	-1.5%	-2.0%	-3.7%	-2.3%	-0.8%	15.1%	5.4%	0.0%	-0.1%

Volume (tonnage) (i)					-1.7%	-0.6%	2.7%	7.2%	0.0%	-0.5%
Pricing/mix					-0.6%	-0.2%	12.4%	-1.8%	0.0%	0.4%

(dollars in millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	North America	Europe	Latin America	Asia Pacific	Corporate	Consolidated
2015 operating profit	$258	$240	$137	$96	$731	$118	($5)	$22	($70)	$796

2014 operating profit	$263	$210	$150	$157	$780	$115	$95	$21	$70	$1,081

% change - 2015 vs. 2014:
As Reported	-1.8%	14.5%	-8.4%	-39.1%	-6.2%	2.7%	-105.4%	12.1%	-197.8%	-26.3%
Mark-to-market (a)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-175.9%	-11.0%
Project K (b)	1.8%	-3.1%	-0.3%	-14.2%	-3.2%	-1.7%	-1.5%	16.3%	-17.6%	-4.1%
VIE deconsolidation (c)	0.0%	30.2%	0.0%	0.0%	8.1%	0.0%	0.0%	0.0%	0.0%	6.0%
Integration impact (d)	0.0%	0.0%	0.0%	0.0%	0.0%	4.4%	-0.4%	-10.3%	-23.0%	-0.1%
Acquisitions/divestitures (e)	0.0%	0.0%	0.1%	0.0%	0.0%	1.1%	0.0%	0.0%	0.0%	0.2%
Differences in shipping days	0.0%	0.0%	0.0%	0.0%	0.0%	-0.3%	0.0%	0.0%	0.0%	0.0%
Venezuela remeasurement (f)	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	-101.0%	0.0%	-30.5%	-9.1%

Comparable growth (g)	-3.6%	-12.6%	-8.2%	-24.9%	-11.1%	-0.8%	-2.5%	6.1%	49.2%	-8.2%
Foreign currency impact	0.2%	0.0%	0.0%	-4.0%	-0.7%	-9.9%	-9.5%	-15.3%	-166.7%	-3.8%

Currency-Neutral Comparable growth (h)	-3.8%	-12.6%	-8.2%	-20.9%	-10.4%	9.1%	7.0%	21.4%	215.9%	-4.4%

(a)	Includes mark-to-market adjustments for pension plans, commodity contracts and certain foreign currency contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014 and 2013. The amounts capitalized at the end of 2014 and 2013 have been recognized in the first quarter of 2015 and 2014, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	In connection with the deconsolidation of a VIE in the second quarter of 2015, we re-allocated the goodwill associated with the U.S. Snacks segment and the VIE on a relative fair value basis, resulting in a $67 million non-cash gain.
(d)	Includes impact of integration costs associated with the Bisco Misr and Pringles acquisitions.
(e)	Includes impact of Bisco Misr acquisition during year-to-date period ended July 4, 2015 and the 2014 divestiture of Loma Linda.
(f)	Venezuela remeasurement includes the impact of remeasuring bolivar-denominated balances as of quarter end at the SIMADI rate of 198.4 bolivars to the US dollar. The income statement for this business was translated at the CENCOEX rate of 6.3 bolivars to the U.S. dollar through the end of the second quarter. Beginning in the third quarter of 2015, all operating results and balance sheet values will be translated using the SIMADI rate.
(g)	Comparable net sales growth and comparable operating profit growth are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(h)	Currency-Neutral Comparable Net Sales growth and Currency Neutral Comparable Operating Profit growth are non-GAAP measures which are reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance. We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.
(i)	We measure the volume impact (tonnage) on revenues based on the stated weight of our product shipments.

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Kellogg Company and Subsidiaries

Restructuring and cost reduction activities

(Pre-tax millions)

	Quarter ended July 4, 2015				Year-to-date period ended July 4, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2015
U.S. Morning Foods	$—	$11	$2	$13	$—	$16	$5	$21
U.S. Snacks	—	8	2	10	—	13	6	19
U.S. Specialty	—	—	1	1	—	—	2	2
North America Other	—	23	—	23	2	25	2	29
Europe	—	20	5	25	—	36	8	44
Latin America	—	1	—	1	—	1	—	1
Asia Pacific	—	2	1	3	—	6	2	8
Corporate	—	—	14	14	—	—	34	34

Total	$—	$65	$25	$90	$2	$97	$59	$158

	Quarter ended June 28, 2014				Year-to-date period ended June 28, 2014
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2014
U.S. Morning Foods	$—	$15	$—	$15	$—	$24	$2	$26
U.S. Snacks	—	4	(1)	3	—	9	1	10
U.S. Specialty	—	1	(1)	—	—	1	—	1
North America Other	—	4	2	6	—	6	3	9
Europe	—	4	24	28	—	9	31	40
Latin America	—	—	1	1	—	—	5	5
Asia Pacific	—	2	3	5	—	6	5	11
Corporate	—	1	19	20	—	1	29	30

Total	$—	$31	$47	$78	$—	$56	$76	$132

2015 Variance - better(worse) than 2014
U.S. Morning Foods	$—	$4	$(2)	$2	$—	$8	$(3)	$5
U.S. Snacks	—	(4)	(3)	(7)	—	(4)	(5)	(9)
U.S. Specialty	—	1	(2)	(1)	—	1	(2)	(1)
North America Other	—	(19)	2	(17)	(2)	(19)	1	(20)
Europe	—	(16)	19	3	—	(27)	23	(4)
Latin America	—	(1)	1	—	—	(1)	5	4
Asia Pacific	—	—	2	2	—	—	3	3
Corporate	—	1	5	6	—	1	(5)	(4)

Total	$—	$(34)	$22	$(12)	$(2)	$(41)	$17	$(26)

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Kellogg Company and Subsidiaries

Integration costs*

(Pre-tax millions)

	Quarter ended July 4, 2015				Year-to-date period ended July 4, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2015
Europe	$—	$2	$1	$3	$—	$5	$3	$8
Asia Pacific	—	1	1	2	—	4	1	5
Corporate	—	—	1	1	—	—	1	1

Total	$—	$3	$3	$6	$—	$9	$5	$14

	Quarter ended June 28, 2014				Year-to-date period ended June 28, 2014
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Total
2014
Europe	$—	$5	$3	$8	$—	$9	$5	$14
Asia Pacific	—	1	1	2	—	1	1	2
Corporate	—	—	—	—	—	—	1	1

Total	$—	$6	$4	$10	$—	$10	$7	$17

2015 Variance - better(worse) than 2014
Europe	$—	$3	$2	$5	$—	$4	$2	$6
Asia Pacific	—	—	—	—	—	(3)	—	(3)
Corporate	—	—	(1)	(1)	—	—	—	—

Total	$—	$3	$1	$4	$—	$1	$2	$3

*	Integration costs are charges incurred by the Company as a direct result of the work performed for the acquisition of the Bisco Misr and Pringles businesses.

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Kellogg Company and Subsidiaries

Venezuela remeasurement*

(Pre-tax millions)

	Quarter ended July 4, 2015					Year-to-date period ended July 4, 2015
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total
2015
Latin America	$—	$99	$3	$10	$112	$—	$99	$3	$10	$112
Corporate	—	1	—	39	40	—	1	—	39	40

Total	$—	$100	$3	$49	$152	$—	$100	$3	$49	$152

	Quarter ended June 28, 2014					Year-to-date period ended June 28, 2014
	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total	Net Sales	Cost of goods sold	Selling, general and administrative expense	Other (income) expense	Total
2014
Latin America	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Corporate	—	—	—	—	—	—	—	—	—	—

Total	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

2015 Variance - better(worse) than 2014
Latin America	$—	$(99)	$(3)	$(10)	$(112)	$—	$(99)	$(3)	$(10)	$(112)
Corporate	—	(1)	—	(39)	(40)	—	(1)	—	(39)	(40)

Total	$—	$(100)	$(3)	$(49)	$(152)	$—	$(100)	$(3)	$(49)	$(152)

*	Venezuela remeasurement includes the impact of remeasuring bolivar-denominated balances as of quarter end at the SIMADI rate of 198.4 bolivars to the US dollar. The income statement for this business was translated at the CENCOEX rate of 6.3 bolivars to the U.S. dollar through the end of the second quarter. Beginning in the third quarter of 2015, all operating results and balance sheet values will be translated using the SIMADI rate.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Quarter ended July 4, 2015

(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$742	$835	$270	$439	$650	$328	$234	$—	$3,498
Project K(a)	—	—	—	—	—	—	—	—	—
Acquisitions/divestitures(b)	—	—	—	—	15	—	—	—	15
Differences in shipping days	—	—	—	—	—	—	—	—	—

Comparable Net Sales(c)	$742	$835	$270	$439	$635	$328	$234	$—	$3,483
Foreign currency impact	—	—	—	(19)	(113)	(39)	(31)	—	(202)

Currency-Neutral Comparable Net Sales(d)	$742	$835	$270	$458	$748	$367	$265	$—	$3,685

Quarter ended June 28, 2014
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$759	$851	$276	$464	$767	$320	$248	$—	$3,685
Project K(a)	—	—	—	—	—	—	—	—	—
Acquisitions/divestitures(b)	—	—	3	—	—	—	—	—	3
Differences in shipping days	—	—	—	—	—	—	—	—	—

Comparable Net Sales(c)	$759	$851	$273	$464	$767	$320	$248	$—	$3,682
Foreign currency impact	—	—	—	—	—	—	—	—	—

Currency-Neutral Comparable Net Sales(d)	$759	$851	$273	$464	$767	$320	$248	$—	$3,682

(a)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(b)	Includes impact of Bisco Misr acquisition during second quarter of 2015 and the 2014 divestiture of Loma Linda.
(c)	Comparable Net Sales is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(d)	Currency-Neutral Comparable Net Sales is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance. We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Net Sales to Currency-Neutral Comparable Net Sales

Year-to-date period ended July 4, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$1,518	$1,689	$631	$872	$1,257	$623	$464	$—	$7,054
Project K(a)	—	—	—	(2)	—	—	—	—	(2)
Acquisitions/ divestitures(b)	—	—	—	—	23	—	—	—	23
Differences in shipping days	—	—	—	—	(3)	—	—	—	(3)

Comparable Net Sales(c)	$1,518	$1,689	$631	$874	$1,237	$623	$464	$—	$7,036
Foreign currency impact	—	—	—	(37)	(223)	(65)	(53)	—	(378)

Currency-Neutral Comparable Net Sales(d)	$1,518	$1,689	$631	$911	$1,460	$688	$517	$—	$7,414

Year-to-date period ended June 28, 2014
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Net Sales	$1,558	$1,715	$648	$946	$1,472	$598	$490	$—	$7,427
Project K(a)	—	—	—	—	—	—	—	—	—
Acquisitions/ divestitures(b)	—	—	5	—	—	—	—	—	5
Differences in shipping days	—	—	—	—	—	—	—	—	—

Comparable Net Sales(c)	$1,558	$1,715	$643	$946	$1,472	$598	$490	$—	$7,422
Foreign currency impact	—	—	—	—	—	—	—	—	—

Currency-Neutral Comparable Net Sales(d)	$1,558	$1,715	$643	$946	$1,472	$598	$490	$—	$7,422

(a)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(b)	Includes impact of Bisco Misr acquisition during year-to-date period ended July 4, 2015 and the 2014 divestiture of Loma Linda.
(c)	Comparable Net Sales is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(d)	Currency-Neutral Comparable Net Sales is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance. We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Quarter ended July 4, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$131	$160	$59	$37	$57	$(56)	$10	$14	$412
Mark-to-market(a)	—	—	—	—	—	—	—	35	35
Project K(b)	(13)	(10)	(1)	(23)	(25)	(1)	(3)	(14)	(90)
VIE deconsolidation(c)	—	67	—	—	—	—	—	—	67
Integration impact(d)	—	—	—	—	(3)	—	(2)	(1)	(6)
Acquisitions/divestitures(e)	—	—	—	—	2	—	—	—	2
Venezuela remeasurement(f)	—	—	—	—	—	(102)	—	(1)	(103)

Comparable Operating Profit(g)	$144	$103	$60	$60	$83	$47	$15	$(5)	$507
Foreign currency impact	—	—	—	(2)	(9)	(6)	(3)	(2)	(22)

Currency-Neutral Comparable Operating Profit(h)	$144	$103	$60	$62	$92	$53	$18	$(3)	$529

Quarter ended June 28, 2014
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$137	$124	$63	$74	$50	$47	$5	$(33)	$467
Mark-to-market(a)	—	—	—	—	—	—	—	(12)	(12)
Project K(b)	(15)	(3)	—	(6)	(28)	(1)	(5)	(20)	(78)
VIE deconsolidation(c)	—	—	—	—	—	—	—	—	—
Integration impact(d)	—	—	—	—	(8)	—	(2)	—	(10)
Acquisitions/divestitures(e)	—	—	—	—	—	—	—	—	—
Venezuela remeasurement(f)	—	—	—	—	—	—	—	—	—

Comparable Operating Profit(g)	$152	$127	$63	$80	$86	$48	$12	$(1)	$567
Foreign currency impact	—	—	—	—	—	—	—	—	—

Currency-Neutral Comparable Operating Profit(h)	$152	$127	$63	$80	$86	$48	$12	$(1)	$567

(a)	Includes mark-to-market adjustments for pension plans, commodity contract and certain foreign currency contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014 and 2013. The amounts capitalized at the end of 2014 and 2013 have been recognized in the first quarter of 2015 and 2014, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	In connection with the deconsolidation of a VIE in the second quarter of 2015, we re-allocated the goodwill associated with the U.S. Snacks segment and the VIE on a relative fair value basis, resulting in a $67 million non-cash gain.
(d)	Includes impact of integration costs associated with the Bisco Misr and Pringles acquisitions.
(e)	Includes impact of Bisco Misr acquisition during second quarter of 2015 and the 2014 divestiture of Loma Linda.
(f)	Venezuela remeasurement includes the impact of remeasuring bolivar-denominated balances as of quarter end at the SIMADI rate of 198.4 bolivars to the US dollar. The income statement for this business was translated at the CENCOEX rate of 6.3 bolivars to the U.S. dollar through the end of the second quarter. Beginning in the third quarter of 2015, all operating results and balance sheet values will be translated using the SIMADI rate.
(g)	Comparable Operating Profit is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(h)	Currency-Neutral Comparable Operating Profit is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance. We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Comparable Operating Profit

Year-to-date period ended July 4, 2015
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$258	$240	$137	$96	$118	$(5)	$22	$(70)	$796
Mark-to-market(a)	—	—	—	—	—	—	—	(32)	(32)
Project K(b)	(21)	(19)	(2)	(29)	(44)	(1)	(8)	(34)	(158)
VIE deconsolidation(c)	—	67	—	—	—	—	—	—	67
Integration impact(d)	—	—	—	—	(8)	—	(5)	(1)	(14)
Acquisitions/divestitures(e)	—	—	—	—	2	—	—	—	2
Venezuela remeasurement(f)	—	—	—	—	—	(102)	—	(1)	(103)

Comparable Operating Profit(g)	$279	$192	$139	$125	$168	$98	$35	$(2)	$1,034
Foreign currency impact	1	—	—	(6)	(17)	(10)	(5)	(6)	(43)

Currency-Neutral Comparable Operating Profit(h)	$278	$192	$139	$131	$185	$108	$40	$4	$1,077

Year-to-date period ended June 28, 2014
(millions)	U.S. Morning Foods	U.S. Snacks	U.S. Specialty	North America Other	Europe	Latin America	Asia Pacific	Corporate	Kellogg Consolidated
Reported Operating Profit	$263	$210	$150	$157	$115	$95	$21	$70	$1,081
Mark-to-market(a)	—	—	—	—	—	—	—	104	104
Project K(b)	(26)	(10)	(1)	(9)	(40)	(5)	(11)	(30)	(132)
VIE deconsolidation(c)	—	—	—	—	—	—	—	—	—
Integration impact(d)	—	—	—	—	(14)	—	(2)	(1)	(17)
Acquisitions/divestitures(e)	—	—	—	—	—	—	—	—	—
Venezuela remeasurement(f)	—	—	—	—	—	—	—	—	—

Comparable Operating Profit(g)	$289	$220	$151	$166	$169	$100	$34	$(3)	$1,126
Foreign currency impact	—	—	—	—	—	—	—	—	—

Currency-Neutral Comparable Operating Profit(h)	$289	$220	$151	$166	$169	$100	$34	$(3)	$1,126

(a)	Includes mark-to-market adjustments for pension plans, commodity contracts and certain foreign currency contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014 and 2013. The amounts capitalized at the end of 2014 and 2013 have been recognized in the first quarter of 2015 and 2014, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	In connection with the deconsolidation of a VIE in the second quarter of 2015, we re-allocated the goodwill associated with the U.S. Snacks segment and the VIE on a relative fair value basis, resulting in a $67 million non-cash gain.
(d)	Includes impact of integration costs associated with the Bisco Misr and Pringles acquisitions.
(e)	Includes impact of Bisco Misr acquisition during year-to-date period ended July 4, 2015 and the 2014 divestiture of Loma Linda.
(f)	Venezuela remeasurement includes the impact of remeasuring bolivar-denominated balances as of quarter end at the SIMADI rate of 198.4 bolivars to the US dollar. The income statement for this business was translated at the CENCOEX rate of 6.3 bolivars to the U.S. dollar through the end of the second quarter. Beginning in the third quarter of 2015, all operating results and balance sheet values will be translated using the SIMADI rate.
(g)	Comparable Operating Profit is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(h)	Currency-Neutral Comparable Operating Profit is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance. We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Net Income Attributable to Kellogg to

Currency-Neutral Comparable Net Income Attributable to Kellogg

	Quarter ended		Year-to-date period ended
(millions)	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Reported Net Income Attributable to Kellogg	$223	$295	$450	$701
Mark-to-market(a)	22	(8)	(24)	72
Project K(b)	(64)	(58)	(111)	(94)
VIE deconsolidation(c)	75	—	50	—
Integration costs(d)	(5)	(7)	(11)	(12)
Acquisitions/divestitures(e)	1	—	1	—
Venezuela remeasurement(f)	(132)	—	(132)	—

Comparable Net Income Attributable to Kellogg(g)	$326	$368	677	735
Foreign currency impact	(18)	—	(37)	—

Currency-Neutral Comparable Net Income Attributable to Kellogg(h)	$344	368	$714	$735

(a)	Includes mark-to-market adjustments for pension plans, commodity contracts and certain foreign currency contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014 and 2013. The amounts capitalized at the end of 2014 and 2013 have been recognized in the first quarter of 2015 and 2014, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	In connection with the deconsolidation of a VIE during the second quarter of 2015, we re-allocated goodwill associated with the U.S. Snacks segment and the VIE on a relative fair value basis, resulting in a $67 million non-cash gain, which was recorded within operating profit. In addition, as a result of the VIE agreement terminations and related settlements, we recognized a gain of $6 million in other income (expense), net during the quarter. This second quarter gain, in combination with a related $25 million charge during the first quarter of 2015, resulted in a net loss of $19 million in other income (expense), net on a year-to-date basis.
(d)	Includes impact of integration costs associated with the Bisco Misr and Pringles acquisitions.
(e)	Includes impact of Bisco Misr acquisition during the quarter and year-to-date periods ended July 4, 2015.
(f)	Venezuela remeasurement includes the impact of remeasuring bolivar-denominated balances as of quarter end at the SIMADI rate of 198.4 bolivars to the US dollar. The income statement for this business was translated at the CENCOEX rate of 6.3 bolivars to the U.S. dollar through the end of the second quarter. Beginning in the third quarter of 2015, all operating results and balance sheet values will be translated using the SIMADI rate.
(g)	Comparable Net Income Attributable to Kellogg is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(h)	Currency-Neutral Comparable Net Income Attributable to Kellogg is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance. We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported EPS to Currency-Neutral

Comparable EPS

	Quarter ended		Year-to-date period ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Reported EPS	$0.63	$0.82	$1.26	$1.94
Mark-to-market(a)	0.06	(0.02)	(0.07)	0.20
Project K(b)	(0.18)	(0.16)	(0.31)	(0.26)
VIE deconsolidation(c)	0.21	—	0.14	—
Integration impact(d)	(0.01)	(0.02)	(0.03)	(0.03)
Venezuela remeasurement(e)	(0.37)	—	(0.37)	—

Comparable EPS(f)	$0.92	$1.02	$1.90	$2.03
Foreign currency impact	(0.05)	—	(0.11)	—

Currency-Neutral Comparable EPS(g)	$0.97	$1.02	$2.01	$2.03

(a)	Includes mark-to-market adjustments for pension plans, commodity contracts and certain foreign currency contracts as reflected in cost of goods sold and selling, general and administrative expense. Actuarial gains/losses for pension plans are recognized in the year they occur. A portion of these mark-to-market adjustments were capitalized as inventoriable cost at the end of 2014 and 2013. The amounts capitalized at the end of 2014 and 2013 have been recognized in the first quarter of 2015 and 2014, respectively. Mark-to-market adjustments for commodities reflect the changes in the fair value of contracts for the difference between contract and market prices for the underlying commodities. The resulting gains/losses are recognized in the quarter they occur.
(b)	Costs incurred related primarily to execution of Project K, a four-year efficiency and effectiveness program. The focus of the program will be to strengthen existing businesses in core markets, increase growth in developing and emerging markets, and drive an increased level of value-added innovation. The program is expected to provide a number of benefits, including an optimized supply chain infrastructure, the implementation of global business services, and a new global focus on categories.
(c)	In connection with the deconsolidation of a VIE during the second quarter of 2015, we re-allocated goodwill associated with the U.S. Snacks segment and the VIE on a relative fair value basis, resulting in a $67 million non-cash gain, which was recorded within operating profit. In addition, as a result of the VIE agreement terminations and related settlements, we recognized a gain of $6 million in other income (expense), net during the quarter. This second quarter gain, in combination with a related $25 million charge during the first quarter of 2015, resulted in a net loss of $19 million in other income (expense), net on a year-to-date basis.
(d)	Includes impact of integration costs associated with the Bisco Misr and Pringles acquisitions.
(e)	Venezuela remeasurement includes the impact of remeasuring bolivar-denominated balances as of quarter end at the SIMADI rate of 198.4 bolivars to the US dollar. The income statement for this business was translated at the CENCOEX rate of 6.3 bolivars to the U.S. dollar through the end of the second quarter. Beginning in the third quarter of 2015, all operating results and balance sheet values will be translated using the SIMADI rate.
(f)	Comparable EPS is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance.
(g)	Currency-Neutral Comparable EPS is a non-GAAP measure which is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We believe the use of such non-GAAP measures provides increased transparency and assists in understanding our comparable operating performance. We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

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Kellogg Company and Subsidiaries

Reconciliation of Non-GAAP Amounts - Reported Effective Tax Rate

to Currency-Neutral Comparable Effective Tax Rate

	Quarter ended		Year-to-date period ended
	July 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

Reported Effective Tax Rate	27.6%	29.0%	26.4%	28.9%
Mark-to-market(a)	1.1%	-0.2%	0.1%	0.1%
Project K	-0.5%	0.5%	-0.7%	0.1%
VIE deconsolidation(b)	-7.4%	0.0%	-1.9%	0.0%
Integration impact	0.3%	0.0%	0.2%	0.0%
Venezuela remeasurement(c)	7.2%	0.0%	2.6%	0.0%

Comparable Effective Tax Rate(d)	26.9%	28.7%	26.1%	28.7%
Foreign currency impact	0.8%	0.0%	0.7%	0.0%

Currency-Neutral Comparable Effective Tax Rate(e)	26.1%	28.7%	25.4%	28.7%

(a)	Mark-to-market adjustments, in general, were incurred in jurisdictions with tax rates higher than our reported effective tax rate during the quarters and year-to-date periods ended July 4, 2015 and June 28, 2014.
(b)	In connection with the deconsolidation of a VIE during the second quarter of 2015, we re-allocated goodwill associated with the U.S. Snacks segment and the VIE on a relative fair value basis, resulting in a non-cash gain, which was recorded within operating profit. In addition, as a result of the VIE agreement terminations and related settlements, we recognized a gain within other income (expense), net during the quarter. This second quarter gain, in combination with a related charge during the first quarter of 2015, resulted in a net loss in other income (expense), net on a year-to-date basis.
(c)	Venezuela remeasurement includes the impact of remeasuring bolivar-denominated balances as of quarter end at the SIMADI rate of 198.4 bolivars to the US dollar. The income statement for this business was translated at the CENCOEX rate of 6.3 bolivars to the U.S. dollar through the end of the second quarter. Beginning in the third quarter of 2015, all operating results and balance sheet values will be translated using the SIMADI rate.
(d)	Comparable Effective Tax Rate is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table.
(e)	Currency-Neutral Comparable Effective Tax Rate is reconciled to the directly comparable measure in accordance with U.S. GAAP within this table. We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.

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Kellogg Company and Subsidiaries

RECAST SEGMENT DATA AS SHOWN ON Q1 2015 PRESS RELEASE

2014 (millions)	Quarter ended				Year-to-date period ended
	March 29, 2014	June 28, 2014	September 27, 2014	January 3, 2015	June 28, 2014	September 27, 2014	January 3, 2015

Net Sales (Recast*)
U.S. Morning Foods	$799	$759	$782	$768	$1,558	$2,340	$3,108
U.S. Snacks	864	851	807	807	1,715	2,522	3,329
U.S. Specialty	372	276	270	280	648	918	1,198
North America Other	482	464	470	448	946	1,416	1,864

North America Total	2,517	2,350	2,329	2,303	4,867	7,196	9,499
Europe	705	767	720	677	1,472	2,192	2,869
Latin America	278	320	320	287	598	918	1,205
Asia Pacific	242	248	270	247	490	760	1,007

Consolidated	$3,742	$3,685	$3,639	$3,514	$7,427	$11,066	$14,580

Operating Profit (Recast*)
U.S. Morning Foods	$126	$137	$115	$101	$263	$378	$479
U.S. Snacks	86	124	59	95	210	269	364
U.S. Specialty	87	63	59	57	150	209	266
North America Other	83	74	69	68	157	226	294

North America Total	382	398	302	321	780	1,082	1,403
Europe	65	50	59	58	115	174	232
Latin America	48	47	50	24	95	145	169
Asia Pacific	16	5	18	14	21	39	53

Total Reportable Segments	511	500	429	417	1,011	1,440	1,857
Corporate	103	(33)	(64)	(839)	70	6	(833)

Consolidated	$614	$467	$365	$(422)	$1,081	$1,446	$1,024

*	During the first quarter of 2015, the Kashi operating segment was established and is included in North America Other. The Kashi financial results that were previously included in the U.S. Morning Foods, U.S. Snacks, and U.S. Frozen Foods operating segments are now reported in the Kashi operating segment which is reported in North America Other. Other business unit re-organizations occurred between Europe and Asia Pacific.

2014 (millions)	Quarter ended				Year-to-date period ended
	March 29, 2014	June 28, 2014	September 27, 2014	January 3, 2015	June 28, 2014	September 27, 2014	January 3, 2015

Net Sales (As originally reported)
U.S. Morning Foods	$861	$820	$841	$816	$1,681	$2,522	$3,338
U.S. Snacks	903	893	849	850	1,796	2,645	3,495
U.S. Specialty	372	276	270	280	648	918	1,198
North America Other	381	361	369	357	742	1,111	1,468

North America Total	2,517	2,350	2,329	2,303	4,867	7,196	9,499
Europe	708	772	726	681	1,480	2,206	2,887
Latin America	278	320	320	287	598	918	1,205
Asia Pacific	239	243	264	243	482	746	989

Consolidated	$3,742	$3,685	$3,639	$3,514	$7,427	$11,066	$14,580

Operating Profit (As originally reported)
U.S. Morning Foods	$128	$143	$118	$101	$271	$389	$490
U.S. Snacks	95	130	67	103	225	292	395
U.S. Specialty	87	63	59	57	150	209	266
North America Other	72	62	58	60	134	192	252

North America Total	382	398	302	321	780	1,082	1,403
Europe	67	53	61	59	120	181	240
Latin America	48	47	50	24	95	145	169
Asia Pacific	14	2	16	13	16	32	45

Total Reportable Segments	511	500	429	417	1,011	1,440	1,857
Corporate	103	(33)	(64)	(839)	70	6	(833)

Consolidated	$614	$467	$365	$(422)	$1,081	$1,446	$1,024

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